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                             PARTNERSHIP AGREEMENT
                                       of
                      CITADEL AGRICULTURAL PARTNERS NO. 2,
                        a California General Partnership


PARTIES: CITADEL AGRICULTURE, INC., a California corporation ("Citadel"), VISALIA, LLC, a California limited liability company ("Visalia"), and BIG 4 RANCH, INC., a Delaware corporation ("Big 4 Ranch"), (individually "partner" and collectively, the "partners").

RECITALS:

1.  New Partnership.  The partners desire to form a general partnership under
    ---------------
the laws of the State of California for the purposes and on the terms and conditions stated in this agreement.

2.  Name of Partnership.  The name of the partnership is Citadel Agricultural
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Partners No. 2.

3.  Places of Business.  The partnership's principal office and place of
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business shall be at 550 So. Hope Street, Suite 1825, Los Angeles, California.
The principal place of business may be changed from time to time, and other offices may be established by actions taken in accordance with the provisions of this agreement that govern management of the partnership's business and affairs.

4.  Definite Term.  The partnership shall begin on the date of this agreement
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and shall continue until December 31, 2050 unless it is terminated earlier as provided in this agreement. On the expiration of its term, the partnership shall be dissolved and its affairs shall be wound up.

5.  Business Purposes.  The purposes of the partnership are to engage in the
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business of acquiring, holding, improving and operating agricultural real property, including, without limitation, the citrus cultivation business, and to do all things reasonably incidental to or in furtherance of that business. In connection with any disposition of the real property, this partnership may improve the real property for non-agricultural purposes.

6.  Powers.  The partnership is empowered to do any and all things necessary,
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appropriate, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the partnership and its properties, including but not limited to the following:

     a.  Entering into and performing contracts of any kind;

     b. Acquiring, constructing, operating, maintaining, owning, selling, transferring, renting, or leasing any property, real, personal or mixed;

     c. Borrowing money and issuing evidences of indebtedness, and securing any such indebtedness by mortgage, deed of trust, pledge, lien, or other security interest in or on any properties of the partnership;

     d.  Applying for and obtaining governmental authorizations and approvals;

     e.  Bringing and defending actions at law or equity; and

     f. Subject to the express provisions of this agreement, purchasing the interest of any partner.

7.  Fictitious Business Name Statement.  The partners, or any one of them on the
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partnership's behalf, shall sign and cause to be filed and published an appropriate fictitious business name statement under the California
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Fictitious Business Name Law within 40 days after the partnership begins doing business, within 40 days after any subsequent change in its membership, and before the expiration of any previously filed statement. Each partner appoints Citadel as his or her agent and attorney-in-fact to execute on his or her behalf any such fictitious business name statement relating to this partnership.

8.  Address and Agent for Service.  The partnership shall execute and file with
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the California Secretary of State a statement pursuant to California
Corporations Code Section 24003 in which the location and complete address of the partnership's principal office in California, as set forth above, is designated and in which an agent of the partnership for service of process is designated.

9.  Statement for Partnership Real Property.  Promptly after the date the
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partnership begins and any subsequent change in its membership, the partners shall sign, acknowledge, and verify a statement as provided in California Corporations Code Section 15010.5, and cause it to be recorded in each county in California in which the partnership owns or contemplates owning real property or any interest in real property. That statement shall include a statement as permitted under Section 15010.7 of that Code to the effect that any conveyance, encumbrance, or transfer of an interest in the partnership's real property must be signed on behalf of the partnership by any two partners representing a majority of the capital interest of the partnership.

10.  Cash and Property.  The partnership's initial capital shall consist of the
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amounts in cash and in property shown in Exhibit "A" to this agreement. That exhibit sets forth the capital contributions to be made by the respective partners, the nature of their respective contributions, and, for contributions consisting of any property, the amounts that the partners agree are the market values of the respective items. Each partner's contribution to the partnership shall be paid in full or conveyed within ninety (90) days after the date of this agreement.

11.  Calls for Additional Capital.  Whenever it is determined by the written
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agreement of partners holding more than 80% of the capital interest of the partnership that the partnership's capital is or is presently likely to become insufficient for the conduct of its business, those partners may, by written notice to all partners, call for additional contributions to capital. These contributions shall be payable in cash no later than the date specified in the notice, and no sooner than forty-five (45) days after the notice is given. Each partner shall be liable to the partnership for that partner's share of the aggregate contributions duly called for under this paragraph. Each partner's share shall be in proportion to his or her share of the partnership's profits, but no partner shall be required in the event of such a call or calls to contribute more than $100,000.00 in the aggregate unless otherwise agreed.

12.  Pre-emptive Rights.  Any determination by the partnership to sell
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additional equity interests will require the approval of partners holding more than 80% of the capital interests in the partnership. In the event that such a determination is made, the partnership will give notice (the "Capital Notice") to each partner of the amount of equity to be raised together with a description of the equity interest to be sold. Each partner will have 30 days following the delivery of such Capital Notice to elect to acquire such additional equity interests, followed by a closing within 120 days of the date of delivery of such Capital Notice. If more than one partner elects to participate and as a consequence partners have subscribed for interests in excess of the amount being offered, such interests will be allocated among the subscribing partners in accordance with their respective capital accounts.

13.  Voluntary Contributions.  No partner may make any voluntary contribution of
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capital to the partnership without the consent of all the partners.

14.  Withdrawals of Capital.  No partner may withdraw capital from the
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partnership without the consent of all the partners.

15.  No Interest To Be Paid.  No partner shall be entitled to receive any
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interest on his or her capital contribution.

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16.  Future Loans.  No partner shall lend or advance money to or for the
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partnership's benefit without the approval of a majority in capital interest of the partners. If any partner, with the requisite consent of the other partners, lends any money to the partnership in addition to its contribution to its capital, the loan shall be a debt of the partnership to that partner and shall bear interest at the rate as is agreed on by a majority in capital interest of the partners. The liability shall not be regarded as an increase in the lending partner's capital, and it shall not entitle the lending partner to any increased share of the partnership's profits.

17.  Voting Based on Capital Interest.  All partnership votes required under
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this Agreement shall be based upon a partner's capital interest.  The capital interest of each partner shall be adjusted according to the rules contained in Paragraph 20, below. If a transferee of a partnership interest has not been admitted as a partner, such transferee shall not be entitled to vote and its interest shall not be counted in determining the total capital interest of the partnership.

18.  Division Based on Initial Capital Contribution.  The partnership's profits
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and losses shall be shared among the partners in the same proportions as their initial capital accounts bear to each other. No other additional share of profits or losses shall inure to any partner because of fluctuations in the partners' capital accounts.

19.  Distributions to Partners.
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     a.  Annual Distributions.  Each year, the partnership shall distribute 45%
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     of its taxable income.  An amount greater than 45% may be distributed upon the approval of partners holding not less than a majority of the capital interest in the partnership.

     b.  Partners' Drawing Accounts.  Each partner shall be entitled to draw
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     against profits such amounts as shall from time to time be agreed on by a majority in interest of the partners. These amounts shall be charged to the partners' drawing accounts as they are drawn.

     c.  Excessive Withdrawals as Loans.  Notwithstanding the provisions of this
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     agreement governing drawing accounts of partners, to the extent that any partner's withdrawals under those provisions during any fiscal year of the partnership exceed that partner's distributive share of the partnership's profits, the excess shall be regarded as a loan by the partnership that the partner is obligated to repay within ninety (90) days after the end of that fiscal year, with interest on the unpaid balance at a rate of eight percent (8%) per annum from the end of that fiscal year to the date of repayment.

     d.  Overall Limit on Distributions.  Notwithstanding anything in this
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     agreement to the contrary, the aggregate amounts distributed to the partners from the partnership's profits shall not exceed the amount of cash available for distribution, taking into account the partnership's reasonable working capital needs as determined by a majority in capital interest of the partners.

20.  Accounting.
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     a.  Fiscal Year of Partnership.  The fiscal year of the partnership shall
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     be the calendar year.

     b.  Accounting Method.  The partnership books shall be kept on the accrual
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     basis.

     c.  Capital Accounts.  An individual capital account shall be maintained
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     for each partner, and the partner's initial capital contribution in cash or property shall be credited to that account. Capital accounts shall be maintained in accordance with Treasury Regulation section 1.704-1(b)(2)(iv). No additional share of profits or losses shall inure to any partner because of changes or fluctuations in the partner's capital account.

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     d.   Increases in Capital Accounts.  The capital account for each partner
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          shall be credited with or increased by the following:

          (1)  The partner's initial capital contribution to the partnership;

          (2) Any additional capital contributions made by the partner from time to time as authorized by this agreement;

          (3) The partner's share under this agreement of the partnership's profits; and

          (4) On the partnership's dissolution and in its winding up, the credits authorized by the provisions of this agreement that relate to adjustments of capital accounts in connection with liquidation.

     e.   Reductions of Capital Accounts.  The capital account for each partner
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          shall be debited with or reduced by the following:

          (1) Distributions to the partner of cash or property, which property shall be valued for this purpose at its fair market value;

          (2) The partner's share under this agreement of the partnership's losses and of any items then required under applicable tax laws, rules, and regulations to be debited to capital accounts of partners, to the extent and in the manner so required; and

          (3) On the partnership's dissolution and in its winding up, the debits authorized by the provisions of this agreement that relate to adjustments of capital accounts in connection with liquidation.

     f.   Capital Account Adjustments on Liquidation.  In connection with the
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          actual liquidation of the properties of the partnership on its dissolution and winding up, the capital accounts shall be adjusted to reflect the following:

          (1)  The results of operations for the fiscal period then ended.

          (2)  The results of transactions in connection with the liquidation.

          (3) Unrealized gain or loss on property of the partnership that is to be or has been transferred to creditors on account of their claims or distributed to partners on account of their interests in the partnership. The amount of such unrealized gain or loss shall be computed by comparing the fair market value of any such property to its adjusted basis for federal income tax purposes. Such unrealized gain or loss shall be allocated to the partners' capital accounts in the same manner as the gain or loss from the actual sale of such property would have been allocated.

          (4) The distribution of cash or property to partners made on the liquidation.

          (5) If there is a deficit in any partner's capital account after the capital accounts have been adjusted as provided in this agreement in connection with the liquidation of the properties of the partnership, that partner (the partner at that time and not any predecessor) shall contribute the amount of such deficit to the partnership before the end of the taxable year of the liquidation or by such earlier date as may be required to

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               complete the liquidation in accordance with a duly adopted plan of liquidation. Amounts thus contributed shall be distributed to or among the creditors and partners in accordance with the then applicable provisions for distribution of partnership property on dissolution, winding up, and liquidation.

     g.  Determination of Profit and Loss.  The partnership's net profit or net
         --------------------------------
     loss for each fiscal year shall be determined as soon as practicable after the close of that fiscal year in accordance with the accounting principles employed in the preparation of the federal income tax return filed by the partnership for that year, but without any special provisions for tax exempt or partially tax exempt income.

     h.  Definitions of Profit and Loss.  "Profit" and "loss" for all purposes
         ------------------------------
     of this agreement shall be determined in accordance with the accounting method followed by the partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner. However, the calculation of profit and loss shall take into account partnership income exempt from federal income tax and partnership expenses and costs not deductible or properly chargeable to capital for federal income tax purposes. Every item of income, gain, loss, deduction, credit, or tax preference entering into the computation of profit or loss shall be considered as allocated to each partner in the same proportion as profit is allocated to that partner for any year in which the partnership operates at a profit, and in the same proportion as loss is allocated to that partner for any year in which the partnership operates at a loss. Any increase or reduction in the amount of any item of income, gain, loss, or deduction attributable to an adjustment to the basis of partnership property made pursuant to a valid election under Section 754 of the Internal Revenue Code of 1986, as amended (or any successor statute corresponding to that Section), and pursuant to the corresponding provisions of applicable state and local income tax laws, shall be charged or credited, as the case may be, and any increase or reduction in the amount of any item of credit or tax preference attributable to any such adjustment shall be allocated, to the capital accounts of those partners entitled to them under such code or laws.

21.  Partnership Books.  Proper and complete books of account of the partnership
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business shall be kept at the partnership's principal place of business and shall be open to inspection by any of the partners or their authorized representatives at any reasonable time during business hours. The accounting records shall be maintained in accordance with generally accepted bookkeeping practices for this type of business.

22.  Annual Report to Partners.  Within ninety (90) days after the end of each
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fiscal year, the partnership shall furnish to each partner an annual report consisting of at least (1) a copy of the partnership's federal income tax returns for that fiscal year, (2) a supporting statement of income or loss, (3) a balance sheet showing the partnership's financial position as of the end of that fiscal year, and (4) any additional information that the partners may require for the preparation of their individual federal and state income tax returns.

23.  Control of Business.  Unless reserved to a full partnership vote, each
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partner shall participate in the control and management of the partnership through such partner's vote for representatives on a management committee.

24.  Control by Management Committee.  The partners shall nominate and elect a
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total of three (3) members of the Partnership's Management Committee.  The members of the Management Committee shall serve until replaced. The Management Committee or any member thereof may be replaced by partnership vote. Each partner's vote shall be in proportion to the partner's interest in the partnership's capital. The Management Committee shall have control over the business of the partnership and assume direction of its business operations. The Management Committee shall consult and confer as far as practicable with the nonmanaging partners, but the power of decision shall be vested in the Management Committee. The Management Committee's duties shall include control over the partnership's books and records and hiring any independent public accountants it deems necessary for this purpose. Except as otherwise expressly provided in this agreement, all things to be done by the partnership shall be done under the Management Committee's control and supervision.

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25.  Acts Requiring More Than 80% Consent.  The following acts may be done only
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with the consent of more than 80% in capital interest of the partners:

     a.  Amendment of this agreement;

     b.  Admission of any new partner; or

     c.  Sale by the partnership of any additional partnership interest.

26.  Acts Requiring Majority Consent.  The following acts may be done only with
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the consent of a majority in capital interest of the partners:

     a. Borrowing money in the partnership's name, other than in the ordinary course of the partnership's business or to finance any part of the purchase price of the partnership's properties;

     b. Transferring, hypothecating, compromising, or releasing any partnership claim in excess of $25,000 except on payment in full;

     c. Selling, leasing, or hypothecating any partnership property or entering into any contract for any such purpose, other than in the ordinary course of the partnership's business and other than any hypothecation of partnership property to secure a debt resulting from any transaction permitted under Section 26a;

     d. Knowingly suffering or causing anything to be done whereby partnership property may be seized or attached or taken in execution, or its ownership or possession otherwise endangered;

     e.  Commencement of any litigation;

     f.  Termination of or amending any farm management contract; or

     g.  Electing or replacing any member of the Management Committee.

     h.  The early liquidation and winding-up of the partnership.

27.  Management Committee Handles Funds.  All partnership funds shall be
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deposited into the partnership's name and shall be subject to withdrawal only on the signature of persons authorized by the Management Committee.

28.  Outside Activities Freely Permitted.  It is understood and agreed that each
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partner may engage in other enterprises, including enterprises in competition with the partnership, and that the partners need not offer business opportunities to the partnership but may take advantage of those opportunities for their own accounts or for the accounts of other partnerships or enterprises with which they are associated. Neither the partnership nor any other partner shall have any right to any income or profit derived by a partner from any enterprise or opportunity permitted under this Section.

29.  Partners' Salaries.  No partner shall be entitled to any salary.
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30.  Admitting New Partners.  A new partner may be admitted to the partnership
     ----------------------
but only with the written approval of more than an 80% in capital interest of the partners. Each new partner shall be admitted only if the new partner shall have executed this agreement or an appropriate supplement to it in which the new partner agrees to be

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bound by the terms and provisions of this agreement as they may be modified by that supplement. Admission of a new partner shall not cause dissolution of the partnership. Furthermore, the right to engage freely in competition with the partnership as provided in Section 28 hereof shall not apply to any new partner unless said written approval expressly provides that the new partner has such rights.

31.  Interest of New Partner.  A newly admitted partner's capital contribution
     -----------------------
and share of the partnership's profits and losses shall be set forth in the written consents of the partners consenting to the admission of the new partner.

32.  Partnership Continues.  The partnership shall not dissolve or terminate on
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any partner's dissolution, liquidation, death, permanent physical or mental disability, or retirement or voluntary withdrawal from the partnership if, within one hundred twenty (120) days after the partnership has received notice of the partner's dissolution, liquidation, death, permanent physical or mental disability or desire to withdraw, it elects to purchase that partner's interest. If the partnership so elects, it may purchase that interest and thereafter continue and it shall not wind up its affairs or liquidate because of the dissolution, liquidation, death, disability, retirement, or withdrawal. The vote of partners holding a majority in capital interest of the partnership (excluding the interest of the dissolved, liquidated, deceased, disabled, retired, or withdrawing partner) shall be sufficient to make the election to purchase. The price to be paid for the interest of the dissolved, liquidated, deceased, disabled, retired, or withdrawing partner shall be equal to the value of that interest as determined under this agreement.

33.  Partner's Bankruptcy or Insolvency.  A partner shall cease to be a partner
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and shall have no interest in common with the remaining partners or in partnership property when the partner does any of the following:

     a. Obtains or becomes subject to an order for relief under the Bankruptcy Code;

     b. Obtains or becomes subject to an order or decree of insolvency under state law;

     c.  Makes an assignment for the benefit of creditors;

     d. Consents to or suffers the appointment of a receiver or trustee to any substantial part of the partner's assets that is not vacated within One Hundred Twenty (120) days;

     e. Consents to or suffers an attachment or execution on any substantial part of the partner's assets that is not released within One Hundred Twenty
     (120) days; or

     f. Consents to or suffers a charging order against the partner's interest in the partnership that is not released or satisfied within One Hundred Twenty (120) days.

     From the date of that event, the former partner shall be considered a transferee pursuant to Sections 16502 and 16503 of the Corporations Code.

34.  Limited Transferability.  Except in the case of a transfer of the stock of
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Big 4 Ranch to shareholders of Citadel Holding Corporation, which transfer is hereby approved by the partnership and partners, a partner may transfer all or part of his or her interest in the partnership only as follows:

     a.  To the partnership or to any other partner;

     b. To an entity, if, immediately after the transfer, the partner making the transfer owns (and thereafter continues to own) all of that entity's voting equity; or

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     c.  In the case of Visalia, transfers to James J. Cotter, and/or any one or more members of his family, and /or to any entity controlled (and thereafter continues to be controlled) by any one or more such persons, and/or to any trust of which Mr. Cotter is the trustee or of which Mr. Cotter and/or any one or more members of his family are the principal beneficiaries.

     d. To any person after the partner making the transfer has first offered the other partners their rights of first refusal in accordance with the provisions of this agreement dealing with those rights of first refusal.

     No such transfer shall make the transferee a partner or entitle the transferee to any of the rights of a partner, other than the right to receive as much of the transferor's share of partnership distributions as is transferred to the transferee. Until the transferee is admitted to the partnership in substitution for the transferor under the provisions of this agreement for admitting new partners, such a transfer shall not terminate any of the transferor's obligations.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IT SHALL BE IMPERMISSIBLE UNDER THIS PARTNERSHIP AGREEMENT TO TRANSFER ANY PARTNERSHIP INTEREST IF, AS A RESULT OF SUCH TRANSFER, THE TRANSFEREE (OR ANY OF ITS DIRECT OR INDIRECT BENEFICIAL OWNERS) WOULD HAVE BENEFICIAL OWNERSHIP OF MORE LAND THAN WOULD QUALIFY FOR FEDERAL WATER. AS A CONDITION TO ANY TRANSFER OF ANY PARTNERSHIP INTEREST, PRIOR TO THE EFFECTIVE DATE OF ANY SUCH TRANSFER, THE PROPOSED TRANSFEREE SHALL DELIVER TO THE PARTNERSHIP AND EACH PARTNER A CERTIFICATE INDEMNIFYING THE PARTNERSHIP AND EACH PARTNER BY BOTH THE TRANSFEREE AND TRANSFEROR AGAINST ANY LOSS IN THE EVENT FEDERAL WATER IS LIMITED TO THE PARTNERSHIP OR ANY PARTNER AS A RESULT OF SUCH TRANSFER. SUCH CERTIFICATE MUST BE IN A FORM ACCEPTABLE TO PARTNERS HOLDING MORE THAN 80% OF THE CAPITAL INTEREST OF THE PARTNERSHIP.

35.  Right of First Refusal.  Partners or parties that are non-admitted
     ----------------------
transferees (collectively "Holders") may transfer their interest in the partnership pursuant to this paragraph to a party not described in paragraph 34 pursuant to this paragraph and for cash or cash plus a purchase money note only. In cases where any Holder receives an offer, whether or not solicited by that Holder, from a person not then a partner to purchase all or any portion of the partner's interest in the partnership, and if the Holder receiving the offer is willing to accept it, and, in cases where there has been no solicitation of an offer but the Holder desires to sell all or a portion of its interest, the Holder may transfer the interest or portion specified in the offer only after he or she has afforded the partnership and the other partners the following rights of first refusal:

     a. The Holder desiring to make the transfer must first notify the partnership itself and each of the other partners in writing of the interest or portion the partner proposes to transfer, the price and terms on which it is proposed to be transferred, the identity of any proposed transferee, a contact person of any proposed transferee and a recent audited financial statement of any proposed transferee.

     b. The partnership, upon the vote of a majority in capital interest (excluding the Holder's interest), shall have the option to purchase that interest or portion from the partner at the same price and, subject to the option in Section 39, same terms as those specified in the notice of the proposed transfer. The Partnership also may elect to transfer said option to any party (including partners), provided (i) more than 80% in capital interest of the partners approves the transfer (whether the proposed transferee is a third party or an existing partner) and (ii) the transferee complies with the requirements of paragraph 30. The partnership's option to purchase the interest or portion or to transfer said option to another party shall be exercised by written notice from the partnership to the partner, given within six (6) months after receipt by the partnership of the Holder's notice of his or her desire to transfer.

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     c.  If the partnership does not exercise its option to purchase the interest or portion within the time provided, then, within six (6) months after receipt by the partnership of the Holder's notice of the proposed transfer, any of the other partners desiring to purchase all or any part of that interest or portion may deliver to the Holder who proposed to make the transfer and to each of the other partners written notice of election to purchase all or a specified part of the interest or portion.

     d. If the aggregate parts of the interest or portion specified in notices of election timely made by other partners equal or exceed the entire offered interest or portion, the Holder desiring to transfer his or her interest or portion shall sell, and the partners electing to purchase shall purchase, the interest or portion at a price equal to the same price and on the same terms as those specified in the notice of the proposed transfer; provided that, if the aggregate parts of the interest specified in the notices of election timely made exceed the entire interest or portion proposed to be transferred, each partner making this election shall purchase such part of the offered interest allocable in the same proportions as such partners' capital accounts bear to each other, excluding Holder's capital account.

     e. If the partnership does not exercise or assign its option to purchase the interest within the time provided, and if the aggregate parts of the interest or portion specified in the notices of election timely made by partners are less than the entire interest or portion proposed to be transferred, all of these elections shall be ineffective, and the Holder proposing to make the transfer shall not be obligated to sell, nor shall any of the other partners electing to purchase be entitled or obligated to purchase, all or any part of the offered interest or portion. In cases where the Holder has received an offer, the Holder proposing to transfer an interest or portion may then, at any time within thirty (30) days following the expiration of the six (6) month period referred to in paragraph 35(c), transfer the specified interest or portion to the transferee specified in the notice on terms no more favorable to the purchaser than the terms stated in the notice and at no lower a price than the price stated in the notice. In cases where there has been no solicitation of an offer but the Holder desires to sell all or a portion of its interest, Holder shall have a period of 1 year following the expiration of the 6 month period referred to in paragraph 35(c) in which to attempt to market its interest. If Holder finds a buyer and the terms are less favorable than those offered to the partnership pursuant to paragraph 35(a), then the Holder must given notice of the actual terms to the partnership and the partnership and partners shall have the same rights described in paragraphs 35(b), (c) and
     (d) with respect to such revised terms of sale, provided, however, the time periods contained in paragraphs 35(b) and 35(c) shall be changed from 6 months to 30 days. If the partnership or partners elect to purchase Holder's interest or any portion thereof, it must give notice to the Holder within the 30 day period and may have 120 days (measured from the date of notice given by the holder) in which to close the acquisition.

     f. Notwithstanding any other provision contained in this agreement, if a Holder or Holders representing a majority of the capital interests of this partnership elect to sell their partnership interests to a buyer or buyers in a single or related transaction, the buyer or buyers must agree that the remaining partners may elect to sell and the buyer or buyers must agree to purchase the partnership interest of the remaining partners at the same proportionate price and on the same terms as the Holder or Holders.

     g. The provisions of this Section, and Section 34, will apply to indirect as well as to direct transfers. Accordingly, in the event of a transfer (whether as the result of one or of a group of related transactions) of a majority interest (either voting or in underlying equity ownership) in any holder which is not a publicly traded company or in any parent of such Holder (again other than a parent which is a publicly traded company), the transfer of such majority interest shall be deemed to be a transfer subject to this agreement. In such event, the partnership will have an assignable right to purchase the interest of such Holder, subject to the requirements of paragraph 35b, for the fair market value of such interest, as determined pursuant to Section 37 below, and, in the event that it does not elect to purchase such interest, to approve the admission or readmission of such Holder as a partner. In the case of a Holder which is a publicly traded company, or

                                     Page9
     which is a subsidiary of a publicly traded company, the election or appointment of individuals representing a majority of the directors of such company shall also be deemed to be a transfer subject to this agreement. In such event, the partnership will likewise have an assignable right to purchase the interests of such Holder, subject to the requirements of paragraph 35b, for its fair market value as determined pursuant to Section 37, below, and, in the event that it does not elect to purchase such interest, to approve the readmission of such holder as partner who shall be deemed a proposed "new partner" requiring compliance with paragraph 30.

     h. In the case of a proposed transfer, the option of the partnership to purchase pursuant to paragraph 35(b) and the options of the other partners to purchase pursuant to paragraph 35(c) may be assigned by the owners of such options ("Option Owner") to one or more third parties or, if not so assigned, after execution of their respective options, such Option Owners may name one or more third party nominees to take title to the purchased partnership interests. Provided, however, the Option Owner shall remain secondarily liable after the assignee or nominee to the Holder (i.e., selling partner) for all amounts that remain unpaid for the purchased partnership interest, including without limitation, attorneys fees incurred for collection, after the Holder has exhausted his, her or its remedies of recovery against the assignee or nominee.

36.  Tax Matters Partner.  The partners shall nominate and elect a Tax Matters
     -------------------
Partner. The Tax Matters Partner shall be a member of the Management Committee and shall remain the partnership's Tax Matters Partner until replaced. The Tax Matters Partner shall be elected or replaced by an approval of partners holding more than an 80% of the capital interests in the partnership.

37.  Valuation of Interest.  The value of a partner's interest in the
     ---------------------
partnership for purposes of this agreement shall be determined by appraisal as follows:

     Within thirty (30) days after the event described in paragraph 35(g), the partnership and Holder either (1) shall jointly appoint an appraiser for this purpose, or (2) failing this joint action, shall each separately designate an appraiser and, within thirty (30) days after their appointment, the two designated appraisers shall jointly designate a third appraiser. The failure of either the partnership or the Holder whose interest is being appraised to appoint an appraiser within the time allowed shall be deemed equivalent to appointment of the appraiser appointed by the other party. No person shall be appointed or designated an appraiser unless that person is then a member of American Society of Farm Managers and Rural Appraisers.

     If, within thirty (30) days after the appointment of all appraisers, a majority of the appraisers concur on the value of the interest being appraised, that appraisal shall be binding and conclusive. If a majority of the appraisers do not concur within that period, the determination of the appraiser whose appraisal is neither highest nor lowest shall be binding and conclusive. The partnership and the Holder whose interest is to be appraised, shall share the appraisal expenses equally.

     A Holder's interest in the partnership so appraised shall be based on that Holder's proportional interest in the partnership's aggregate capital.

38.  Standards of Appraisal.  In arriving at a valuation figure, the appraisers
     ----------------------
shall use the going-concern concept, and observe the following bases for valuation, but not be limited to them in computing the partnership's value:

     a.  Inventory shall be valued at the lower of cost or fair market value.

     b.  Buildings and land shall be valued at fair market value.

                                     Page10

     c. Machinery and equipment shall be valued at replacement cost for replacements of similar age and condition.

     d. In determining fair market value, the existence of a willing purchaser shall be assumed.

     e. A valuation shall be placed on items of substantial value not carried on the partnership's books.

     f. Investment securities owned by the partnership for which there is an established trading market shall be valued at the market price on the effective date of valuation. For this purpose, market price means (a) for securities listed on any national securities exchange or for which sales are reported on NASDAQ, the last reported sales price on that date (or, if no sales on that date are reported, on the next preceding day for which sales were reported), and (b) for other publicly traded securities, the mean between the highest bid and lowest asked prices reported for these securities on that date (or, if no such prices are reported on that date, on the next preceding day for which such prices were reported).

     g. Investment securities owned by the partnership for which there is no established trading market shall be valued at the amounts at which they are carried on the partnership's books in accordance with generally accepted accounting principles, including the equity method under Opinion 18 of the Accounting Principles Board to the extent applicable.

     h. Contingent items shall not be specifically deducted from the valuation figure, but they shall be considered in assessing the value of the partnership's goodwill.

     i. Goodwill, including trademarks, trade names, and other intangibles of commercial value such as patents, shall be considered in arriving at a valuation figure.

     j. Past, present, and prospective earnings, including the existing and prospective economic condition of the industry, shall be considered in arriving at a valuation figure.

     k. Adjustments shall be made for the federal and state income tax effect on the differences between tax bases and the market values determined by the appraisers.

39.  Payment of Purchase Price.  Except as otherwise provided, whenever the
     -------------------------
partnership or its assignee of its option to purchase pursuant to paragraph 35(b) is obligated or, having the right to do so, chooses to purchase a partner's interest, it shall pay for that interest, at its option, in cash or by promissory note of the partnership, or partly in cash and partly by note. Any promissory note shall be dated as of the effective date of the purchase, shall mature in not more than four (4) years, shall be payable in installments that come due not less frequently than annually, shall bear interest at the rate of the lesser of: (1) the maximum amount allowed by California law, or (2) the prime rate, as published on the day the obligation to pay the purchase price originally arises, as published by the Wall Street Journal, and may, at the partnership's option, be subordinated to existing and future debts to banks and other institutional lenders for money borrowed.

40.  Assumption of Outstanding Partnership Liabilities.  Except as otherwise
     -------------------------------------------------
provided, the continuing partnership shall pay, as they mature, all partnership obligations and liabilities that exist on the effective date of a partner's termination and shall hold the terminating partner harmless from any action or claim arising or alleged to arise from those obligations or from liabilities accruing after that date.

41.  Disposition of Insurance Policies.  On the withdrawal or termination of any
     ---------------------------------
partner for any reason other than his or her death, any insurance policies on that partner's life for which the partnership paid the premiums shall be delivered to that partner in specie and become his or her sole and separate property. If the policy has a cash surrender value, that amount shall be paid to the partnership by the withdrawing or terminating partner, or offset

                                     Page11
against the partnership's obligations to the withdrawing or terminating partner. An adjustment shall be made in the distributive share of the withdrawn or terminated partner's interest, reflecting the difference between the premium rates previously paid on the policies insuring the withdrawn or terminated partner's life and the premium rates previously paid on the policies insuring the continuing partners' lives.

42.  Dissolution.  On any dissolution of the partnership under this agreement or
     -----------
applicable law, except as otherwise provided in this agreement, the continuing operation of the partnership's business shall be confined to those activities reasonably necessary to wind up the partnership's affairs, discharge its obligations, and preserve and distribute its assets. Promptly on dissolution, a notice of dissolution shall be published under California Corporations Code
Section 15035.5 or any equivalent successor statute then applicable.

43.  Distributions on Liquidation.  On the dissolution of the partnership, its
     ----------------------------
business shall be wound up and its properties liquidated, and the net proceeds of the liquidation, together with any property to be distributed in kind, shall be distributed as follows:

     a. First, to the payment of the partnership's debts and obligations that are then due, including any loans or advances that may have been made by any of the partners (such debts and obligations to creditors other than partners having priority over debts and obligations to partners) and the expenses of winding up and liquidation;

     b. Secondly, to the establishment of any reserves that the partners may consider necessary, appropriate, or desirable for any future, contingent, or unforeseen liabilities, obligations, or debts of the partnership, which reserves may but need not be deposited with an independent escrow holder with instructions to disburse them in payment of those liabilities, obligations, and debts and, at the expiration of such period as the partners may have specified, to distribute the balance remaining as provided in this agreement; and

     c. Thirdly, to the partners in proportion to the balances in their respective capital accounts after giving effect to the adjustments of capital accounts in connection with liquidation authorized by this agreement, but if all capital accounts then have zero balances such distributions to partners shall be made in proportion to the allocation of profit from the sale of partnership property applicable under this agreement as of the date of such distributions.

44.  Miscellaneous Provisions.
     ------------------------

     a.  Indemnification.  Each partner shall indemnify and hold harmless the
         ---------------
     partnership and each of the other partners from any and all expense and liability resulting from or arising out of any negligence or misconduct on his or her part to the extent that the amount is not covered by the applicable insurance carried by the partnership.

     b.  Notices.  All notices, requests, demands, and other communications
         -------
     required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (1) when hand delivered to the other party; or (2) when received when sent by facsimile to the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (a) a duplicate copy of such facsimile notice is promptly sent by depositing same in a United States post office with first-class postage prepaid and addressed to the parties as set forth below, or (b) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted under this paragraph; additionally, any notice given by facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day); or (3) three business days after the same have been deposited in a United States post office with first class or certified mail return receipt requested postage prepaid and addressed to the parties

                                     Page12
     as set forth below; or (4) the next business day after same have been deposited with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

          To:  Citadel Agriculture, Inc.
               550 So. Hope Street - Suite 1825
               Los Angeles, CA 90071
               Attn.  President


          To:  Visalia LLC
               550 So. Hope Street - Suite 1825
               Los Angeles, CA 90071
               Attn.  Managing Director


          To:   Big 4 Ranch, Inc.
                550 So. Hope Street - Suite 1825
                Los Angeles, CA 90071
                Attn.  President

          Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this paragraph and that any person to be given notice actually receives such notice. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

     c.  Counterparts.  The parties may execute this agreement in two or more
         ------------
     counterparts, which shall, in the aggregate, be signed by all the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.

     d.  Governing Law.  This agreement is executed in and intended to be
         -------------
     performed in the State of California, and the laws of that state (other than as to choice of laws) shall govern its interpretation and effect.

     e.  Successors.  This agreement shall be binding upon and inure to the
         ----------
     benefit of the respective successors, assigns, and personal representatives of the parties, except to the extent of any contrary provision in this agreement.

     f.  Severability.  If any term, provision, covenant, or condition of this
         ------------
     agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     g.  Further Action.  Each partner shall execute and deliver such papers,
         --------------
     documents, and instruments, and perform such acts as are necessary or appropriate, to implement the terms of the agreement and the intent of the parties to the agreement.

                                     Page13

     h.  Waiver of Action for Partition.  Each of the parties to the agreement
         ------------------------------
     irrevocably waives, during the term of the partnership, any right that it may have to maintain any action for partition with respect to the partnership properties.

     i.  Construction.  In construing this agreement, no consideration shall be
         ------------
     given to the fact or presumption that any party had a greater or lesser hand in the drafting of this agreement.

     j.  Gender.  In construing this agreement, pronouns of any gender shall be
         ------
     deemed to include the other gender.

     k.  Nonrecourse Loans.  If the partnership borrows monies on a nonrecourse
         -----------------
     basis, a creditor who makes such a loan to the partnership will not have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the partnership other than as a secured creditor.

     l.  No Election.  No election shall be made by the partnership or any
         -----------
     partner, for the partnership to be excluded from the application of the provisions of Subchapter K of the Internal Revenue Code.

     m.  Incorporation by Reference.  Every exhibit, schedule, and other
         --------------------------
     appendix attached to and referred to in this agreement is incorporated in this agreement by reference.

     n.  Attorney Fees.  If the services of an attorney are required by any
         -------------
     party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorney fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

     o.  Entire Agreement.  This instrument contains the entire agreement of the
         ----------------
     parties relating to the rights granted and obligations assumed in this instrument. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

     p.  Investment Letter.  Each partner hereby represents and warrants to, and
         -----------------
     covenants with the partnership and each of the other partners, that (1) the interest in the partnership being acquired by that partner is being acquired for the partner's own personal account and without a view to a sale or other transfer in connection with any distribution of that interest or any portion of it, and (2) the partner has no contract, undertaking, or arrangement with any person to sell or transfer to such person or to have any person sell for that partner all or any portion of the partner's interest in the partnership, or to afford or allow any participation in that interest by any other person. The foregoing warranties and covenants do not preclude the existence of such rights, if any, as a partner's spouse may have as to the partner's partnership interest under community property laws.

     q.  Counting Days.  If a party is required to complete the performance of
         -------------
     an obligation under this agreement by a date certain and such date is a Saturday, Sunday, or Federal bank holiday (collectively, a Nonbusiness
     Day), then the date for the completion of such performance will be the next succeeding day that is not a Nonbusiness Day.

                                     Page14

     r.  Execution.  IN WITNESS WHEREOF, the partners of CITADEL AGRICULTURAL
         ---------
     PARTNERS NO. 2, a California General Partnership, have executed this agreement as of the 19th DAY OF December, 1997.

                                       Signatures of Partners

                                       CITADEL AGRICULTURE, INC.,
                                       a California corporation


                                       By: /s/ S. Craig Tompkins
                                          --------------------------
                                            S. Craig Tompkins
                                            Title:  President

                                       VISALIA, LLC, a California
                                       limited liability company


                                       By: /s/ James J. Cotter
                                          --------------------------
                                           James J. Cotter
                                           Title: Managing Director


                                       BIG 4 RANCH, INC.,
                                       a Delaware corporation


                                       By: /s/ Edward L. Kane
                                          --------------------------
                                           Edward L. Kane
                                           Title: President

                                     Page15

                                  EXHIBIT "A"

                      Citadel Agricultural Partners No. 2,
                        a California General Partnership


     The partnership's initial capital shall consist of cash to be contributed by the partners in the following amounts:

--------------------------------------------------------------------------------------------------
                   Name                        Amount                         Percentage
==================================================================================================
Citadel                                                                           40%
--------------------------------------------------------------------------------------------------
Big 4 Ranch                                                                       40%
--------------------------------------------------------------------------------------------------
Visalia                                                                           20%
--------------------------------------------------------------------------------------------------
Total                                                                            100%
--------------------------------------------------------------------------------------------------

     Each partner's contribution shall be paid in full within fifteen (15) days after the execution of this Agreement.

                    CONTRIBUTIONS TO PARTNERSHIP OF PROPERTY

                                      None

                                     Page16